Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2015 THIRD QUARTER RESULTS

• 17% Increase in Revenue Fueled by Organic Growth and Acquisitions

• Diluted EPS Grows 31% on U.S. GAAP basis and 34% Adjusted

• Board of Directors Approves Quarterly Dividend

Mentor, Ohio (February 4, 2015) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2015 third quarter ended December 31, 2014. Fiscal 2015 third quarter revenue increased 17% to $473.2 million compared with $405.6 million in the third quarter of fiscal 2014. As reported, net income was $38.1 million, or $0.63 per diluted share, compared with net income of $28.5 million, or $0.48 per diluted share in the third quarter of fiscal 2014.

Adjusted Results

On an adjusted basis, net income for the third quarter of fiscal 2015 was $47.7 million, or $0.79 per diluted share, compared with adjusted net income of $34.9 million, or $0.59 per diluted share in the same prior year period. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

“We have made steady progress all year with solid sequential and year-over-year improvements, and we remain on track to deliver another record year at the high-end of our original EPS guidance range,” said Walt Rosebrough, President and CEO of STERIS Corporation. “We are successfully integrating our IMS business, and we are working diligently to close the acquisition of Synergy Health.”

Segment Results

Healthcare revenue in the quarter increased 21% to $353.2 million compared with $291.8 million in the third quarter of fiscal 2014. Healthcare organic revenue grew 3% in the quarter. Consumable revenue increased 12% and service revenue grew 60% driven by both organic growth and the acquisition of IMS. Capital equipment revenue grew 1% in the quarter. As reported, segment operating income was $33.8 million compared with $31.2 million in last year’s third quarter. Adjusted segment operating income increased 28% to $47.9 million in the third quarter of fiscal 2015 compared with $37.5 million in the same period last year. The increase in adjusted segment operating income year-over-year was primarily driven by improved gross margins, acquisitions and increased volume.

STERIS Corporation

News Announcement

Life Sciences third quarter revenue increased 6% to $68.0 million compared with $64.1 million in the third quarter of fiscal 2014. Contributing to the quarter, consumable revenue increased 16% and service revenue grew 4%, while capital equipment revenue was essentially flat. As reported, segment operating income was $16.4 million compared with $12.1 million in last year’s third quarter. The increase in operating income is primarily attributable to product mix and disciplined operating expense management.

Fiscal 2015 third quarter revenue for Isomedix Services increased 4% to $51.0 million compared with $49.2 million in the third quarter of fiscal 2014. As reported, segment operating income was $12.5 million compared with $14.1 million in last year’s third quarter. Adjusted segment operating income decreased slightly to $14.0 million in the quarter compared with $14.4 million in the third quarter of last year, as the increase in volume was more than offset by higher quality and regulatory expenses.

Cash Flow

Net cash provided by operations for the first nine months of fiscal 2015 was $165.2 million, compared with $142.2 million in the same period last year. Free cash flow (see note 1) for the nine months of fiscal 2015 was $109.3 million, compared with $82.1 million in the first nine months of last year. The increase in free cash flow is primarily due to the impact of working capital improvements and lower capital expenditures.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.23 per common share. The dividend is payable March 25, 2015 to shareholders of record at the close of business on February 25, 2015.

Outlook

Based upon current trends, the Company anticipates total company revenue growth for fiscal 2015 of approximately 15%. The Company’s expectations for adjusted earnings per diluted share are unchanged in the range of $2.86 to $2.91 for the full fiscal year. STERIS’s outlook excludes any potential impact from the proposed Synergy Health acquisition.

STERIS Corporation

News Announcement

Acquisition of Synergy Health

STERIS continues to work diligently to close the Synergy Health acquisition. In particular, the Company has filed with the Competition and Markets Authority (CMA) in the United Kingdom for review as of January 5, 2015. In addition, STERIS has received comments from the Securities and Exchange Commission on its Form S-4 and has filed Amended Form S-4s on January 7, 2015 and January 28, 2015. On January 9, 2015, STERIS received a second request from the Federal Trade Commission (FTC) and is cooperating with the FTC staff in the review of the transaction.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call at 10:00 a.m. Eastern Standard time on February 4, 2015. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern Standard time on February 4, 2015 either over the Internet at www.steris-ir.com or via phone by calling 1-866-435-5408 in the United States and Canada, and 1-203-369-1028 internationally.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

U.K. Takeover Code Directors’ Confirmation

Under Rule 28.1 of the U.K.’s City Code on Takeovers and Mergers (the “Takeover Code”) which applies in light of our proposed acquisition of Synergy Health, our directors must provide a so-called “directors’ confirmation” in respect of our Consolidated Net Income for the three months ended December 31, 2014

STERIS Corporation

News Announcement

reported in this announcement (the “Net Income Statement”) and the outlook contained in this announcement (the “Outlook”) since they constitute an unaudited profit estimate and profit forecast respectively for the purposes of the Takeover Code. Accordingly, our directors confirm that:

1.	(i) the Net Income Statement has been properly compiled on the basis of the assumptions contained or referred to in our Quarterly Report on Form 10-Q for the three months ended December 31, 2014;

2.	(ii) the Outlook has been properly compiled on the basis of the assumptions contained in our current report on Form 8-K dated May 8, 2014 under the section captioned “Outlook”, and the assumptions contained in our Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014; and

3.	(iii) the basis of accounting used for the purposes of preparing Net Income Statement and the Outlook is consistent with our accounting policies.

Enquiries:

STERIS
Investor Contact: Julie Winter, Director, Investor Relations	Tel: +1 440 392 7245

Media Contact:
Stephen Norton, Senior Director, Corporate Communications	Tel: +1 440 392 7482

Lazard & Co., Limited (Financial Adviser to STERIS and New STERIS)
Stephen Sands	Tel: +44 20 7187 2000
Nicholas Shott

Al Garner	Tel: +1 212 632 6000
Andrew Dickinson	Tel: +1 415 623 5000

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to STERIS and New STERIS and no one else in connection with the Combination and will not be responsible to anyone other than STERIS and New STERIS for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this Announcement, any statement contained herein, the Combination or otherwise.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an

STERIS Corporation

News Announcement

offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

No Offer or Solicitation

This press release and referenced conference call is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law.

STERIS Corporation

News Announcement

Forward-Looking Statements

This press release and referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release and referenced conference call and may be identified by the use of forward- looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014 and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the press release, or the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, STERIS and Synergy do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA

STERIS Corporation

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requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s or Synergy’s performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Synergy’s products and services, (n) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy’s businesses, industry or initiatives including, without limitation, the consent decree or those matters described in STERIS’s Form 10-K for the year ended March 31, 2014 and other securities filings, may adversely impact STERIS’s or Synergy’s performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS’s and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014, and other securities filings.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

It is expected that the shares of New STERIS plc (“New STERIS”) to be issued by New STERIS to Synergy Shareholders in the English law scheme of arrangement transaction that forms a part of the transaction will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

In connection with the issuance of New STERIS shares to STERIS shareholders pursuant to the merger that forms a part of the transaction, New STERIS has filed with the SEC a preliminary Registration Statement on Form S-4 that contains a preliminary prospectus of New STERIS as well as a preliminary proxy statement of STERIS relating to the merger that forms a part of the transaction, which we refer to together as the Proxy Statement/Prospectus.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as STERIS’s and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at STERIS’s website at www.steris-ir.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Proxy Statement/Prospectus and other relevant documents (when available) by directing a request by mail or telephone Julie_Winter@steris.com or (440) 392-7245. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

STERIS Corporation

News Announcement

STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement/Prospectus. Information about the directors and executive officers of STERIS is set forth in its Annual Report on Form 10-K for the year ended March 31, 2014, which was filed with the SEC on May 29, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on June 9, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.

Synergy and New STERIS are each organized under the laws of England and Wales. Some of the officers and directors of Synergy and New STERIS are residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$473,244	$405,551	$1,348,616	$1,156,965
Cost of revenues	276,055	241,776	787,792	691,838
Cost of revenues—Restructuring	33	—	(417)	—

Cost of revenues, net	276,088	241,776	787,375	691,838

Gross profit	197,156	163,775	561,241	465,127
Operating expenses:
Selling, general, and administrative	122,370	95,497	362,350	280,087
Research and development	14,549	11,580	39,964	36,960
Restructuring expense	(1,109)	808	(10)	878

Total operating expenses	135,810	107,885	402,304	317,925

Income from operations	61,346	55,890	158,937	147,202
Non-operating expense, net	4,405	4,431	13,779	13,812
Income tax expense	18,817	22,953	51,493	42,824

Net income	$38,124	$28,506	$93,665	$90,566

Earnings per common share (EPS) data:
Basic	$0.64	$0.48	$1.58	$1.54

Diluted	$0.63	$0.48	$1.56	$1.52

Cash dividends declared per common share outstanding	$0.23	$0.21	$0.67	$0.61
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,475	58,885	59,340	58,972
Diluted number of common shares outstanding	60,146	59,685	59,993	59,746

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	December 31,	March 31,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,512	$152,802
Accounts receivable, net	297,015	313,686
Inventories, net	183,456	155,146
Other current assets	46,568	53,111

Total Current Assets	671,551	674,745
Property, plant, and equipment, net	475,485	454,410
Goodwill and intangible assets, net	861,438	747,715
Other assets	19,334	10,292

Total Assets	$2,027,808	$1,887,162

Liabilities and Equity
Current liabilities:
Accounts payable	$78,942	$102,430
Other current liabilities	165,499	152,076

Total Current Liabilities	244,441	254,506
Long-term debt	610,680	493,480
Other liabilities	96,589	97,930
Equity	1,076,098	1,041,246

Total Liabilities and Equity	$2,027,808	$1,887,162

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$353,197	$291,831	$1,007,176	$828,051
Life Sciences	67,997	64,128	185,759	182,425
STERIS Isomedix Services	50,960	49,157	154,003	144,792

Total Reportable Segments	472,154	405,116	1,346,938	1,155,268
Corporate and Other	1,090	435	1,678	1,697

Total Segment Revenues	$473,244	$405,551	$1,348,616	$1,156,965

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$33,843	$31,238	$81,752	$72,111
Life Sciences	16,402	12,092	41,395	38,672
STERIS Isomedix Services	12,508	14,054	43,098	42,484

Total Reportable Segments	62,753	57,384	166,245	153,267
Corporate and Other	(1,407)	(1,494)	(7,308)	(6,065)

Total Operating Income	$61,346	$55,890	$158,937	$147,202

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Nine Months Ended
	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$93,665	$90,566
Non-cash items	75,401	71,764
Changes in operating assets and liabilities	(3,856)	(20,157)

Net cash provided by operating activities	165,210	142,173
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(56,757)	(64,778)
Proceeds from sale of property, plant, equipment and intangibles	812	4,739
Purchases of investments	(4,681)	—
Investments in businesses, net of cash acquired	(182,692)	(8,443)

Net cash used in investing activities	(243,318)	(68,482)
Financing Activities:
Payments on long-term obligations, net	—	(70,000)
Proceeds under credit facilities, net	117,200	52,450
Deferred financing fees and debt issuance costs	(7,347)	(43)
Repurchases of common shares	(20,110)	(23,236)
Cash dividends paid to common shareholders	(39,790)	(36,009)
Stock option and other equity transactions, net	19,245	11,877
Tax benefit from share-based compensation	8,880	1,864

Net cash used in and provided by financing activities	78,078	(63,097)
Effect of exchange rate changes on cash and cash equivalents	(8,260)	4,735

Increase (decrease) in cash and cash equivalents	(8,290)	15,329
Cash and cash equivalents at beginning of period	152,802	142,008

Cash and cash equivalents at end of period	$144,512	$157,337

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Nine Months Ended
	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$165,210	$142,173
Purchases of property, plant, equipment, and intangibles, net	(56,757)	(64,778)
Proceeds from the sale of property, plant, equipment, and intangibles	812	4,739

Free Cash Flow	$109,265	$82,134

Twelve Months Ended
March 31,
2015
(Outlook)*
Calculation of free cash flow for outlook:
Cash flows from operating activities	$230,000
Purchases of property, plant, equipment, and intangibles, net	(95,000)

Free Cash Flow	$135,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Nine months ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.63	$0.48	$1.56	$1.52
Tax benefit, European restructuring	—	—	—	(0.15)
Tax expense, Canadian adjustment	—	0.04	—	0.04
Restructuring, net of tax	(0.01)	0.01	—	0.01
Inventory and property “step up” to fair value, net of tax	—	—	0.02	—
Amortization and impairment of purchased intangible assets, net of tax	0.06	0.04	0.23	0.12
Loss (gain) from fair value adjustment of acquisition related contingent consideration	—	0.01	0.02	0.01
Acquisition related transaction and integration expenses, net of tax	0.11	0.01	0.18	0.02

Adjusted net income per diluted share	$0.79	$0.59	$2.01	$1.57

Twelve months ended
March 31,
2015
(Outlook)*
Net Income per diluted share	$2.30-$2.35
Inventory “step up” to fair value, net of tax	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.29
Loss (gain) from fair value adjustment of acquisition related contingent consideration	0.02
Acquisition related transaction and integration expenses, net of tax	0.23

Adjusted net income per diluted share	$2.86-$2.91

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Nine months ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Profit	$197,156	$163,775	$561,241	$465,127
Restructuring	33	—	(417)	—
Amortization of inventory “step up” to fair value	—	—	1,234	—

Adjusted gross profit	$197,189	$163,775	$562,058	$465,127

Selling, general and administrative expenses	$122,370	$95,497	$362,350	$280,087
Amortization and impairment of purchased intangible assets	(5,845)	(4,256)	(22,563)	(12,613)
Amortization of property “step up” to fair value	(22)	—	(76)	—
Acquisition related transaction and integration costs	(10,860)	(530)	(17,556)	(1,864)
Gain (loss) on fair value adjustment of acquisition related contingent consideration	—	(1,046)	(1,998)	(1,046)

Adjusted selling, general and administrative expenses	$105,643	$89,665	$320,157	$264,564

Operating income	$61,346	$55,890	$158,937	$147,202
Amortization of inventory and property “step up” to fair value	22	—	1,310	—
Amortization and impairment of purchased intangible assets	5,845	4,256	22,563	12,613
Acquisition related transaction and integration costs	10,860	530	17,556	1,864
Loss (gain) on fair value adjustment of acquisition related contingent consideration	—	1,046	1,998	1,046
Restructuring	(1,076)	808	(427)	878

Adjusted operating income	$76,997	$62,530	$201,937	$163,603

Net income	$38,124	$28,506	$93,665	$90,566
Amortization of inventory and property “step up” to fair value, net of tax	18	—	1,049	—
Amortization and impairment of purchased intangible assets, net of tax	3,634	2,596	13,976	7,694
Acquisition related transaction and integration costs, net of tax	6,625	323	10,709	1,137
Loss (gain) on fair value adjustment of acquisition related contingent consideration, net of tax	—	638	1,219	638
Tax benefit, European restructuring	—	—	—	(9,245)
Tax expense, Canadian adjustment	—	2,378	—	2,378
Restructuring, net of tax	(656)	493	(260)	536

Adjusted net income	$47,745	$34,934	$120,358	$93,704

Healthcare operating income	$33,843	$31,238	$81,752	$72,111
Amortization of inventory and property “step up” to fair value	22	—	1,310	—
Amortization and impairment of purchased intangible assets	5,760	3,913	22,308	11,588
Acquisition related transaction and integration costs	9,378	530	15,996	1,864
Loss (gain) from fair value adjustment of acquisition related contingent consideration	—	1,046	—	1,046
Restructuring	(1,087)	808	(526)	878

Adjusted Healthcare operating income	$47,916	$37,535	$120,840	$87,487

Life Sciences operating income	$16,402	$12,092	$41,395	$38,672
Amortization and impairment of purchased intangible assets	1	23	3	70
Acquisition related transaction and integration costs	57	—	85	—
Restructuring	22	—	132	—

Adjusted Life Sciences operating income	$16,482	$12,115	$41,615	$38,742

Isomedix operating income	$12,508	$14,054	$43,098	$42,484
Amortization and impairment of purchased intangible assets	84	320	252	955
Acquisition related transaction and integration costs	1,425	—	1,475	—
Restructuring	(11)	—	(33)	—

Adjusted Isomedix operating income	$14,006	$14,374	$44,792	$43,439

STERIS Corporation

Unaudited Supplemental Financial Data

Third Quarter Fiscal 2015

As of December 31, 2014

	FY 2015	FY 2014	FY 2015	FY 2014
Total Company Revenues	Q3	Q3	YTD	YTD
Capital Equipment	$151,217	$149,578	$415,100	$408,775
Consumables	116,068	103,038	339,470	302,078
Service	205,959	152,935	594,046	446,112

Total Recurring	322,027	255,973	933,516	748,190

Total Revenues	$473,244	$405,551	$1,348,616	$1,156,965

United States Revenues	$367,059	$314,589	$1,049,892	$900,592
United States Revenues as a % of Total	78%	78%	78%	78%
International Revenues	$106,185	$90,962	$298,724	$256,373
International Revenues as a % of Total	22%	22%	22%	22%

Segment Data	Q3	Q3	YTD	YTD
Healthcare
Revenues
Capital Equipment	$126,484	$124,777	$356,027	$342,782
Consumables	93,457	83,583	272,285	242,084
Service	133,256	83,471	378,864	243,185

Total Recurring	226,713	167,054	651,149	485,269

Total Healthcare Revenues, net	$353,197	$291,831	$1,007,176	$828,051

Operating Income	33,843	31,238	81,752	72,111

Adjusted Operating Income (1)	47,916	37,535	120,840	87,487
Life Sciences
Revenues
Capital Equipment	$24,733	$24,801	$59,073	$65,993
Consumables	22,611	19,455	67,185	59,994
Service	20,653	19,872	59,501	56,438

Total Recurring	43,264	39,327	126,686	116,432

Total Life Sciences Revenues	$67,997	$64,128	$185,759	$182,425

Operating Income	16,402	12,092	41,395	38,672

Adjusted Operating Income (1)	16,482	12,115	41,615	38,742
Isomedix Services
Revenues	$50,960	$49,157	$154,003	$144,792
Operating Income	12,508	14,054	43,098	42,484

Adjusted Operating Income (1)	14,006	14,374	44,792	43,439
Corporate and Other
Revenues	$1,090	$435	$1,678	$1,697
Operating Income (Loss)	(1,407)	(1,494)	(7,308)	(6,065)

Other Data	Q3	Q3	YTD	YTD
Product
Total product revenues	267,285	252,616	754,570	710,853
Total product cost of revenues	150,164	144,884	423,130	408,051
Restructuring expense	33	—	(417)	—
Amortization of inventory “step up” to fair value	—	—	1,234	—

Total product cost of revenues, adjusted (1)	150,131	144,884	422,313	408,051

Total product gross profit, adjusted (1)	117,154	107,732	332,257	302,802

As a percentage, adjusted (1)	43.8%	42.6%	44.0%	42.6%
Service
Total service revenues	205,959	152,935	594,046	446,112
Total service cost of revenues	125,924	96,892	364,245	283,787

Total service gross profit	80,035	56,043	229,801	162,325

As a percentage	38.9%	36.6%	38.7%	36.4%
Total Company gross profit margin, adjusted (1)	197,189	163,775	562,058	465,127

As a percentage, adjusted (1)	41.7%	40.4%	41.7%	40.2%

Healthcare Backlog	$137,806	$155,917	n/a	n/a
Life Sciences Backlog	43,748	48,469	n/a	n/a

Total Backlog	$181,554	$204,386	n/a	n/a
Free Cash Flow	$40,088	$49,191	$109,265	$82,134

Net Debt	$466,168	$317,403	n/a	n/a

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.